TBS INTERNATIONAL PLC & SUBSIDIARIES                            EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1, S-3, S-8 (No. 333-172236, No. 333-161839, No. 333-137517 and No. 333-168832) of TBS International PLC of our report dated March 16, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, NY
March 16, 2011